Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

I, Shawn Cable, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Global Acquisitions Corp. on Form 10-K for the year ended December 31, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Global Acquisitions Corp. at the dates and for the periods indicated.

Dated: March 26, 2025

/s/ Shawn Cable
Shawn Cable
Chief Financial Officer
(Principal Financial/Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Global Acquisitions Corp. and will be retained by Global Acquisitions Corp. and furnished to the Securities and Exchange Commission or its staff upon request.